UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 30, 2013 (January 28, 2013)

MOHAWK INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	01–13697	52-1604305
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 South Industrial Blvd.

Calhoun, Georgia 30701

(Address of principal executive offices) (Zip Code)

(706) 629-7721

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On January 28, 2013, Mohawk Industries, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named in the Underwriting Agreement (the “Underwriters”), pursuant to which the Company sold $600,000,000 aggregate principal amount of the Company’s 3.85% Senior Notes due 2023 (the “Notes”) to the Underwriters. The closing of the sale of the Notes is expected to occur on January 31, 2013.

The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company, on the one hand, and the Underwriters, on the other hand, have agreed to indemnify each other against certain liabilities and will contribute to payments the other party may be required to make in respect thereof.

The net proceeds from the offering will be used, along with cash on hand and $301.5 million of borrowings under the revolving portion of the Company’s senior credit facility, to retire substantially all of the outstanding debt and to pay the cash portion of the purchase price and transaction expenses incurred in connection with the Company’s acquisition of Fintiles S.p.A. and its subsidiaries.

Amendment No. 3 to the Credit Agreement

On January 28, 2013, the Company entered into Amendment No. 3 (the “Amendment”) to its five-year, senior, secured revolving credit facility (the “Credit Facility”) evidenced by a Credit Agreement, dated as of July 8, 2011 as amended January 20, 2012 and November 16, 2012, by and among the Company and certain of its subsidiaries, as Borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and a L/C Issuer, the other lenders party thereto and the other parties thereto as set forth in the Amendment attached to this report.

The foregoing summaries of the Underwriting Agreement and the Amendment are qualified in their entirety by reference to the full text of the Underwriting Agreement and the Amendment, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Underwriting Agreement, dated as of January 28, 2013, by and between Mohawk Industries, Inc., Barclays Capital Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein.

10.2	Amendment No. 3 to the Credit Agreement, dated January 28, 2013, by and among Mohawk Industries, Inc. and certain of its subsidiaries, as Borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and a L/C Issuer, the other lenders party thereto and the other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.

Dated: January 30, 2013	By:	/s/ James T. Lucke
Name: James T. Lucke
Title: Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
10.1	Underwriting Agreement, dated as of January 28, 2013, by and between Mohawk Industries, Inc., Barclays Capital Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein.

10.2	Amendment No. 3 to the Credit Agreement, dated January 28, 2013, by and among Mohawk Industries, Inc. and certain of its subsidiaries, as Borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and a L/C Issuer, the other lenders party thereto and the other parties thereto.